BY-LAWS
                                       OF


                  SECTION 1: - ANNUAL MEETING OF SHAREHOLDERS -
                               ---------------------------------
The annual meeting of shareholders shall be held at 10:00 A.M. on - of each year, upon not less than ten (10) nor more than sixty (60) days written notice of the time, place, and purposes of the meeting, at the Corporation's then registered office in the State of New Jersey, or at such other time and place as shall be specified in the notice of the meeting, in order to elect directors of the Corporation and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same time and place on the next succeeding business day.

                 SECTION 2: - SPECIAL MEETING OF SHAREHOLDERS -
                              ---------------------------------
Special meetings of shareholders may be called, for any purpose or purposes, by the President or the Board of Directors, or by any member of the Board of Directors of the Corporation. Special meetings shall be held at the Corporation's then registered office in the State of, __________________________ ________________________________________________________________or at such other place as shall be specified in the notice of the meeting.

                 SECTION 3: - ACTION WITHOUT SHAREHOLDER MEETING
                              ----------------------------------
Meetings of the shareholders may be dispensed with, and any action requiring shareholder approval accomplished, by the execution of a written consent in lieu of such meeting signed by all shareholders who would have been entitled to vote upon such action if the meeting had been held.

               SECTION 4: - BOARD OF DIRECTORS: REGULAR MEETINGS-
                            -------------------------------------
The number of directors shall consist of one or more members. Directors shall be at least eighteen years of age.


A regular meeting of the Board of Directors for the election of officers and such other business as may come before the meeting, shall be held without notice immediately following the annual shareholders' meeting at the same place. The Board may provide for additional regular meetings, which may be held without notice, except to members not present at the time of the adoption of the resolution, by resolution adopted at any meeting of the Board.

                  SECTION 5: - SPECIAL MEETINGS OF THE BOARD -
                               -------------------------------
One Director may call special meetings of the Board for any purpose or purposes at any time by the President or. Such meetings shall be held upon two days notice, given personally or by telephone or telegraph, or by four days notice, given by depositing notice in the United State mails, postage prepaid. Such notice shall specify the time and place of the meeting.

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BY-LAWS
                      SECTION 6: - ACTION WITHOUT MEETING -
                                  --------------------------
The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent, in writing, to such action. Such written consent, or consents, shall be filed with the Minutes of the Corporation.

                   SECTION 7: - QUORUM OF BOARD OF DIRECTORS -
                                -----------------------------
A majority of the entire Board shall constitute a quorum for the transaction of business.

                 SECTION 8: - VACANCIES IN BOARD OF DIRECTORS -
                              --------------------------------
Any vacancy in the Board, not including a vacancy caused by an increase in the number of Directors, may only be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting, or a special meeting of the stockholders called for that purpose. This by-law may be amended or repealed only by the affirmative vote of a majority of votes cast at a meeting of the shareholders.
                        SECTION 9: - WAIVERS OF NOTICE -
                                     ------------------
Any notice required by these by-laws, the Certificate of Incorporation, or by the New Jersey Business Corporation Act, may be waived by a writing, signed by the person or persons entitled to such notice, either before or after the time stated therein. Any director or shareholder attending a meeting without protesting, prior to its conclusion, a lack of notice shall be deemed to have waived notice of such meeting.

                            SECTION 10: - OFFICERS -
                                        -----------
At its regular meeting, following the annual meeting of shareholders, the Board shall elect a President, a Treasurer, a Secretary, and such other officers as it shall deem necessary. One person may hold all offices.

                SECTION 11: - DUTIES AND AUTHORITY OF PRESIDENT -
                              ----------------------------------
The President shall be chief executive officer of the Corporation. He shall have general charge and supervision over, and responsibility for the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of President of a corporation.

                SECTION 12: -DUTIES AND AUTHORITY OF TREASURER -
                             -----------------------------------
The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to his office, or as shall be assigned to him by the President or the Board.

                SECTION 13: - DUTIES AND AUTHORITY OF SECRETARY -
                              -----------------------------------
The Secretary shall cause notices of all meetings to be served, as prescribed in these by-laws, and shall keep, or cause to be kept, the minutes of all meetings of the shareholders, and the Board. The Secretary shall have charge of the seal of the Corporation. He shall perform such other duties and possess such other powers as are incident to his office, or as are assigned to him by the President or the Board.


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                                    BY-LAWS


                       Section 14: - AMENDMENTS TO BY-LAWS
                                     ---------------------
Unless otherwise specified in the Certificate of Incorporation, or elsewhere in these by-laws, any or all of these by-laws may be altered, amended or repealed by the shareholders or the Board. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such by-laws expressly reserves the right to amend or repeal it to the shareholders.

                           SECTION 15: - FISCAL YEAR -
                                         ------------
The first and each subsequent fiscal year of the Corporation shall be as determined by the Board of Directors of the Corporation, which determination shall be made subject to all applicable laws and regulations, and which determination may be changed by said Directors, subject to all applicable laws and regulations.

                 SECTION 16: - LOANS TO OFFICERS OR EMPLOYEES -
                               -------------------------------
A Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whenever, in the judgment of the Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation, and may lend money to, guarantee any obligation of, or otherwise assist, any officer or other employee who is also a Director of the Corporation. Any such loan, guarantee or assistance shall only be permitted if authorized by a majority of the entire Board. The loan, guarantee, or other assistance may be made with or without interest, and may be unsecured, or secured, in such manner as the Board shall approve, including, without limitations a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board may determine.

                   SECTION 17: - FORCE AND EFFECT OF BY-LAWS -
                                 ----------------------------
These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act, or the Certificate of incorporation, the Provisions Of that Act, or the Certificate of Incorporation, shall govern to the extent of such inconsistency.

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